Exhibit 99.1
MINRAD INTERNATIONAL, INC.
EMPLOYEES SEVERANCE PAY PLAN
AND
SUMMARY PLAN DESCRIPTION
(Effective as of                     , 2008)
ARTICLE 1
ESTABLISHMENT OF THE PLAN
     Section 1.1 Establishment of the Plan. The Company hereby establishes a self-insured severance pay plan. The term “Company” means Minrad International, Inc. and any Organization Under Common Control that adopts the Plan in accordance with Section 5.6.
     The name of this Plan is the “Minrad International, Inc. Employees Severance Pay Plan” and is referred to in this instrument as the “Plan.”
     This document also is designed to satisfy the requirements of a summary plan description.
     Section 1.2 Effective Date and Plan Year. The original effective date of the Plan is August 1, 2008. The Plan Year beginning on August 1, 2008 will be a short year that ends on December 31, 2008. Thereafter, the Plan Year will be the 12-month period beginning each January 1 and ending on the following December 31 .
ARTICLE 2
PARTICIPANT
     Section 2.1 Eligibility. Any employee of the Company, whether compensated on a salaried or hourly basis, who works regularly scheduled hours and customarily performs services for the Company 40 or more hours per week becomes a Participant in the Plan on the later of:
     (a) the first day immediately following the date on which the employee has completed three months of continuous service with the Company; or
     (b) the effective date.
     Section 2.2 Employees on Leave. An employee who is on an indefinite or extended unpaid leave of absence at the time of termination is not eligible to receive a Benefit under the Plan, except as otherwise required by law.
ARTICLE 3
BENEFIT AND PAYMENT OF BENEFIT
     Section 3.1 Benefit. Each Participant is eligible to receive a severance pay benefit (“Benefit”), as determined in accordance with Section 3.3, if he or she satisfies the following conditions:
     (a) the Participant’s employment is terminating and that termination is a Qualifying Event, as defined in Section 3.2.
     (b) the Participant agrees in a written instrument satisfactory to the Company, in its sole discretion, to release the Company, its employees, agents, and related entities from any and all claims arising out of or related to the Participant’s employment or termination of employment, to the extent permitted by applicable law.

     Section 3.2 Qualifying Event. A Qualifying Event, for purposes of the Plan, means any permanent, involuntary termination of a Participant’s employment with the Company, other than for Cause, death, or Disability (as defined under the Company’s long-term disability plan.).
     For purposes of this Plan, “Cause,” as determined by the Company in its sole discretion, means (i) the continued failure of the employee to substantially perform the employee’s duties with the Company (other than a failure resulting from the employee’s incapacity due to physical or mental disability), or (ii) acts or conduct by the employee that are detrimental to the best interests of the Company.
     Section 3.3 Benefit Amount. A Participant’s Benefit will be based on his or her Monthly Pay as determined immediately prior to the Participant’s Qualifying Event. In the case of a salaried employee, “Monthly Pay” means the Participant’s annual base salary divided by 12. In the case of an hourly employee, “Monthly Pay” means the Participant’s straight time hourly wage rate in effect immediately prior to the Participant’s Qualifying Event multiplied by the average number of hours per month he or she worked in the period that is the shorter of (a) the twelve months of employment immediately preceding the Qualifying Event, or (b) the entire period of the Participant’s employment with the Company.
     The amount of a Participant’s Benefit will be determined as follows:
     (a) Upon a Participant’s completion of between three and 24 Months of Service, the Participant will receive one month of Monthly Pay.
     (b) Upon a Participant’s completion of between 25 and 36 Months of Service,

the Participant will receive two months of Monthly Pay.
     (c) Upon a Participant’s completion of between 37 and 48 Months of Service, the Participant will receive three months of Monthly Pay.
     (d) Upon a Participant’s completion of between 49 and 60 Months of Service, the Participant will receive four months of Monthly Pay.
     (e) Upon a Participant’s completion of between 61 and 71 Months of Service, the Participant will receive five months of Monthly Pay.
     (f) Upon a Participant’s completion of 72 or more Months of Service, the Participant will receive the maximum benefit of six months of Monthly Pay.
     For purposes of this Plan, a “Month of Service” means each full calendar month during which a Participant was employed by the Company, or any of its predecessors, including any periods during which an employee was on vacation, sick leave or other authorized leave. In the event the laws or regulations of any foreign country, state, or province (“Foreign Law”) apply and require payment to a terminated employee in an amount greater than the Benefit provided for herein, the Company will pay the greater, but not both, of (i) the amount payable under the applicable Foreign Law; or (ii) the Benefit provided for herein.
     Section 3.4 Discretionary Benefit. Notwithstanding anything in Sections 3.2 and 3.3, the Company may, in its sole discretion:
     (a) award a Benefit to a Participant who has been terminated for Cause, in an amount to be determined in its sole discretion; or
     (b) award a Benefit to a Participant that exceeds the amount provided for under Section 3.3, as long as the Benefit does not exceed the limit prescribed for the separation pay exception to Section 409A of the Internal Revenue Code and all payments are completed by the end of the second calendar year following the year of termination.
     To the extent a release has not already been signed under Section 3.1(b), a Participant will be required to execute such a release before receiving any Benefit under this Section.
     Section 3.5 Form of Benefit Payment. A Participant’s Benefit will be paid in periodic installments consistent with the biweekly or other payroll practices in effect at the Company at the time of severance. Notwithstanding the preceding sentence, the Company may, in its sole discretion, pay a Participant’s Benefit in the form of a single lump sum payment paid as soon as administratively practicable following the Participant’s termination from employment.
     Section 3.6 Coordination with Other Plans and Agreements. A Benefit under this Plan is not intended to duplicate such benefits as Workers’ Compensation Wage Replacement Benefits, disability benefits, retirement benefits, pay-in-lieu-of notice, or severance pay awarded under other benefit plans, severance programs, employment agreements or contracts, or applicable laws, such as the WARN Act. A Benefit received under this Plan will be reduced accordingly by any such other benefits payable to the Participant after termination of employment, unless determined otherwise by the Company in its sole discretion. Alternatively, a Benefit previously paid under this Plan will be treated as having been paid to satisfy such other benefit obligations. All determinations regarding the application of this Section will be made by the Company in its sole discretion.

     Notwithstanding anything in this Plan, an Participant’s right to a Benefit under the Plan may be superseded by an individual agreement between the Company and the Participant.
     Section 3.7 Forfeitures of Benefit. A Participant will forfeit his or her right to a Benefit if he or she:
     (a) is offered a transfer to another comparable employment position with the Company, unless the new position requires a transfer to a location more than 50 commuting miles from the Participant’s current job location; or
     (b) breaches any written agreement between the Participant and the Company, including but not limited to an agreement to remain in his or her position through an agreed upon termination date.
     Section 3.8 Reemployment. If a Participant is reemployed by the Company while a Benefit is still payable under the Plan, all remaining Benefit payments will cease.
     Section 3.9 Applying for a Benefit. Notwithstanding any other provision of the Plan to the contrary, no Benefit will be paid to any Participant unless he or she applies for the Benefit by completing and signing forms provided by the Plan Administrator, including, but not limited to, an application for a Benefit and the required release of claims against the Company. Uniform rules regarding completion and submission of such forms will be prescribed by the Plan Administrator.
ARTICLE 4
ADMINISTRATION OF PLAN

     Section 4.1 Appointment of Plan Administrator and Responsibility for Administration of Plan. The Compensation Committee of Minrad International, Inc. serves as Plan Administrator and administers this Plan in accordance with its terms. The Plan Administrator may designate other persons to carry out the responsibilities to control and manage the operation of the Plan.
     Section 4.2 Agents. The Plan Administrator may employ such agents, including counsel, as it deems advisable for the administration of the Plan. Such agents need not be Participants under the Plan.
     Section 4.3 Compensation. The Company pays all the expenses of the Plan Administrator. The Company indemnifies the Plan Administrator and any employees of the Company to whom responsibilities have been delegated under Section 4.1 against any liability incurred in the course of administration of the Plan, except liability arising from their own gross negligence or willful misconduct.
     Section 4.4 Records. The acts and decisions of the Plan Administrator will be duly recorded. The Plan Administrator will make a copy of this Plan available for examination by any Participant during the business hours of the Company.
     Section 4.5 Liability. Except for its own negligence, willful misconduct or breach of fiduciary duty, neither the Plan Administrator nor any agents appointed by the Plan Administrator will be liable to anyone for any act or omission in the course of the administration of the Plan.

     Section 4.6 Withholding. The Company has the right to deduct or withhold from the Benefit paid under the Plan (or from other amounts payable to a Participant, if necessary) all taxes that are required to be deducted or withheld under any provision of law.
     Section 4.7 Claims Procedure. The Plan Administrator has discretionary authority to interpret the Plan in its entirety, and any of its provisions. Any question as to the eligibility of any employee to become a Participant or the computation of a Participant’s Benefit will be determined by the Plan Administrator in accordance with the terms of the Plan and the following procedures:
     (a) Filing a Claim. If an individual disputes the Plan Administrator’s decision with respect to his or her eligibility to become a Participant, or does not receive the Benefit to which he or she believes he or she is entitled, that person (the “Claimant”) may file a claim in writing with the Plan Administrator.
     (b) Plan Administrator’s Notice of Decision. If the Plan Administrator totally or partially denies the claim, the Plan Administrator will notify the Claimant in writing within 90 days after receiving the claim. If the Plan Administrator determines that special circumstances require an extension of time of to issue the notice of decision, the Plan Administrator must furnish, prior to the end of the initial 90-day period, a written extension notice. In no event may the extension exceed a period of 90 days from the end of the initial 90-day period. The extension notice must indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render a determination.

     The written notice of decision will state the specific reason for denial of the claim and make a specific reference to the Plan provisions on which the denial is based. It will describe any additional material the Claimant may need to submit to the Plan Administrator to have the claim approved, and will give the reasons the material is necessary. In addition, the notice will explain the claim review procedure.
     (c) Appeal of Adverse Benefit Determination. If the Claimant receives a notice that the claim has been denied, the Claimant, or his or her authorized representative, may appeal to the Plan Administrator to review the claim. The Claimant must submit a written request for review to the Plan Administrator within 60 days after the date the written notice of denial of the claim is received. In connection with a request to review an adverse benefit determination, a Claimant, or his or her authorized representative, (1) may submit written comments, documents, records, and other information relating to the claim for consideration by the Plan Administrator; and (2) will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits. The Plan Administrator’s review will take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether the information was submitted or considered in the initial benefit determination.
     The Plan Administrator will notify a Claimant of the Plan’s benefit determination on review within a reasonable period of time, but not later than 60 days after receipt of the Claimant’s request for review by the Plan, unless the Plan Administrator determines that special circumstances require an extension of time for processing the review. If the Plan Administrator determines that an extension of time for processing is required, written notice of the extension will be furnished to the Claimant prior to the termination of the initial 60-day period. In no event will an extension exceed a period of 60 days from the end of the initial 60-day period. The extension notice will describe the special circumstances that require an extension of the time and the date by which the Plan expects to render the determination on review.
     In the case of an adverse benefit determination on review, the written notice of determination will include the specific reason or reasons for the adverse determination, a reference to the specific Plan provisions on which the benefit determination is based, a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents records and other information relevant to the Claimant’s claim for benefits, and a statement of the Claimant’s right to bring an action under Section 502(a) of ERISA.
     For purposes of this subsection, a document, record or other information will be considered “relevant” to a Claimant’s claim if the document, record or other information (i) was relied upon in making the benefit determination, (ii) was submitted, considered or generated in the course of making the benefit determination, without regard to whether that document, record or other information was relied upon in making the benefit determination, and (iii) demonstrates compliance with the administrative processes and safeguards required in making the benefit determination. The Plan Administrator’s decision is final and conclusive.
     Section 4.8 Contributions and Financing. All benefits required to be paid by the Company under the Plan will be paid as due directly by the Company from its general assets.

ARTICLE 5
MISCELLANEOUS PROVISIONS
     Section 5.1 Terms are Legally Enforceable. The Company intends that the terms of this Plan, including those relating to coverage and benefits, are legally enforceable.
     Section 5.2 Plan Exclusively Benefits Employees. The Company intends that the Plan is maintained for the exclusive benefit of employees of the Company.
     Section 5.3 Illegality of Particular Provision. The illegality of any particular provision of the Plan will not affect the other provisions, and the Plan will be construed in all other respects as if such invalid provision were omitted.
     Section 5.4 Applicable Laws. To the extent not pre-empted by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Plan will be governed by the laws of the State of New York.
     Section 5.5 Non-Guaranty of Employment. Nothing in this Plan may be construed as granting any Participant a right to employment with the Company.
     Section 5.6 Adoption of Plan by Organization Under Common Control. With the consent of the Board of Directors of the Company, the Plan may be adopted by any Organization Under Common Control with the Company for the benefit of all or a limited group of such organization’s employees as specified in an agreement to adopt the Plan executed by the organization and the Board of Directors of the Company. If an Organization Under Common Control adopts the Plan, the term “Company” will also refer to that organization.

     The term “Organization Under Common Control” means (i) an Affiliated Corporation, (ii) a Related Business, (iii) an Affiliated Service Organization or (iv) any other entity required to be aggregated with the Company pursuant to Section 414(o) of the Internal Revenue Code of 1986, as amended (the “Code”)and the regulations thereunder. The term “Affiliated Corporation” means any corporation that is a member of a controlled group of corporations as defined in Section 414(b) of the Code, which includes the Company. The term “Related Business” means any trade or business included in a group of trade or businesses with the Company which are under common control, as defined in Section 414(c) of the Code. The term “Affiliated Service Organization” means any service organization which is a member of an affiliated service group, as defined in Section 414(m) of the Code, which includes the Company.
     Section 5.7 409A Liability Limitation. Benefits under the Plan are intended to comply with or be exempted from the rules of Section 409A of the Code and will be construed accordingly. However, the Company will not be liable to any Participant or beneficiary with respect to any benefit related adverse tax consequences arising under Section 409A or any other provision of the Internal Revenue Code.
ARTICLE 6
AMENDMENT AND TERMINATION
     Section 6.1 Amendment of the Plan. The Company intends to maintain this Plan indefinitely, but reserves the right to amend, modify or terminate the Plan at any time, prospectively or retroactively, for any reason, without notice. However, no amendment, modification, or termination will reduce or otherwise adversely affect the Benefit of any Participant who is in pay status at the time the amendment, modification or termination is effective. The Company may make modifications or amendments to the Plan that are necessary or appropriate to maintain the Plan as a plan meeting the requirements of the applicable provisions of ERISA.

Minrad International, Inc.

Date:	By

SUMMARY PLAN DESCRIPTION DISCLOSURE

Plan Name:	Minrad International, Inc. Employees Severance Pay Plan

Plan Sponsor:	Minrad International, Inc.
50 Cobham Drive
Orchard Park, New York 14127
(800) 832-3303

Plan Administrator:	[TITLE]

Type of Plan:	Welfare plan providing severance benefits

Funding:	Benefits are paid from the general assets of the Company

Employer Identification No:	[XX-XXXXXXX]

Plan No.:	[Assign a number]

Plan Year Ends:	December 31

Agent for Service of Legal Process:	Minrad International, Inc.
50 Cobham Drive
Orchard Park, New York 14127
(800) 832-3303
ERISA RIGHTS STATEMENT
     As a participant in the Minrad International, Inc. Corporation Employees Severance Pay Plan, you are entitled to certain rights and protections under ERISA.
Receiving Information About Your Plan and Benefits
     ERISA provides that all Plan participants are entitled to:
     (a) Examine, without charge, at the Plan Administrator’s office and at other specified locations, all documents governing the plan, including insurance contracts, and a copy of the latest annual report (Form 5500 Series) filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration.
     (b) Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan, including insurance contracts, and copies of the latest annual report (Form 5500 Series) and updated summary plan description. The administrator may make a reasonable charge for the copies.
     (c) Receive a summary of the Plan’s annual financial report. The Plan Administrator is required by law to furnish each participant with a copy of this summary annual report.
Prudent Actions by Plan Fiduciaries.
     In addition to creating rights for plan participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate your plan, called “fiduciaries” of the plan, have a duty to do so prudently and in the interest of you and other plan participants and beneficiaries. No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a welfare benefit or exercising your rights under ERISA.
Enforcing Your Rights.
     If your claim for a welfare benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.
     Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of plan documents or the latest annual report from the plan and do not receive them within 30 days, you may file suit in a Federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the administrator. If you have a claim for benefits that is denied or ignored, in whole or in part, you may file suit in a state or Federal court. If it should happen that Plan fiduciaries misuse the Plan’s money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If you are successful the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.
Assistance with Your Questions.
     If you have any questions about your plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

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